Exhibit 99.1

FOR IMMEDIATE RELEASE

LA QUINTA HOLDINGS INC. REPORTS STRONG RESULTS FOR BOTH FOURTH QUARTER AND FULL YEAR 2014

•	Exceeded upper end of guidance range with full year comparable RevPAR Growth of 8.0% and Pro Forma Adjusted EBITDA of $375.5 million

•	Generated full year Pro Forma Earnings per Share of $0.45

•	Opened 45 franchise locations in 2014 and increased pipeline 11%

•	Repaid $205 million of long-term debt in 2014, including $195 million of voluntary prepayments

IRVING, Texas (February 24, 2015) – La Quinta Holdings Inc. (“La Quinta” or the “Company”) (NYSE: LQ) today reported its fourth quarter and full year 2014 results on a pro forma basis, giving effect to La Quinta’s initial public offering (IPO) and the related transactions as described below, as well as the results of operations for the fourth quarter and full year 2014 on a historical basis.

Fourth Quarter 2014 Highlights:

•	System-wide comparable RevPAR increased 8.4 percent, ADR increased 3.3 percent and occupancy increased 296 basis points

•	Pro forma earnings per share increased by $0.05 to $0.08; historical earnings per share was $(0.03)

•	Pro forma total Adjusted EBITDA increased 3.7 percent to $79.6 million

•	Pro forma net income increased 193.7 percent to $10.7 million; historical net loss was $(4.2) million

•	Pro forma Franchise and Management Segment Adjusted EBITDA increased 11.9 percent to $25.0 million

•	Increased franchise pipeline to 207 hotels, representing over 17,000 additional rooms

•	Voluntarily prepaid an additional $40 million of long-term debt using free cash flow

Full Year 2014 Highlights:

•	System-wide comparable RevPAR increased 8.0 percent, ADR increased 4.4 percent and occupancy increased 220 basis points

•	Pro forma earnings per share increased by $0.12 to $0.45; historical earnings per share was $(2.67)

•	Pro forma total Adjusted EBITDA increased 10.4 percent to $375.5 million

•	Pro forma net income increased 41.3 percent to $56.9 million; historical net loss was $(337.3) million

•	Pro forma Franchise and Management Segment Adjusted EBITDA increased 11.6 percent to $105.7 million

•	Grew franchise unit base by 8% with minimal capital investment

Overview

Wayne B. Goldberg, President & Chief Executive Officer of La Quinta, said, “Our 2014 results demonstrate solid performance delivered across our key metrics, including strong growth in RevPAR, franchise units, Adjusted EBITDA, and Adjusted EBITDA margin. Overall, the lodging industry remains healthy, with a steadily improving economy and strong transient travel demand. La Quinta is extremely well-positioned to continue to capture this demand as we capitalize on our refreshed and upgraded portfolio and our repositioned brand. Over the last twelve months, we have grown our franchise base 8% and opened an additional 45 franchise properties, bringing total hotels in our system to 867 with approximately 86,500 rooms. This unit growth, along with our increased occupancy, allows our geographic reach and customer base to continue to grow. Franchise interest in the La Quinta brand remains robust and our ongoing system growth is further supported by a continued strong pipeline. Furthermore, we have continued to de-lever our balance sheet and we remain focused on our strategic objectives, all of which are designed to increase shareholder value.”

The results of operations for the Company, on a pro forma basis and on a historical basis, for the three months ended December 31, 2014 include the following highlights(1) ($ in thousands, except per share amounts):

	Pro Forma			Historical
	Three Months Ended December 31,			Three Months Ended December 31,
	2014	2013	% chg	2014	2013	% chg
Total Revenue	$228,222	$209,016	9.2%	$228,222	$200,509	13.8%
Franchise and Management Segment Adj. EBITDA	25,025	22,358	11.9%	25,025	13,310	88.0%
Owned Hotels Segment Adj. EBITDA	62,841	59,151	6.2%	62,841	65,638	(4.3)%
Total Adj. EBITDA	79,630	76,784	3.7%	79,630	70,592	12.8%
Total Adj. EBITDA margin	34.9%	36.7%		34.9%	35.2%
Operating Income Margin	16.3%	14.6%		9.7%	13.9%
Net Income attributable to La Quinta Holdings’ stockholders	10,736	3,656	193.7%	(4,193)	(4,672)	10.3%
Earnings per share – basic and diluted	0.08	0.03	166.7%	(0.03)	(0.04)	25.0%
Adjusted Net Income				10,296	(4,672)	NM (2)

The results of operations for the Company, on a pro forma basis and on a historical basis, for the year ended December 31, 2014 include the following highlights(1) ($ in thousands, except per share amounts):

	Pro Forma			Historical
	Year Ended December 31,			Year Ended December 31,
	2014	2013	% chg	2014	2013	% chg
Total Revenue	$988,858	$909,433	8.7%	$976,938	$873,893	11.8%
Franchise and Management Segment Adj. EBITDA	105,731	94,736	11.6%	94,002	55,542	69.2%
Owned Hotels Segment Adj. EBITDA	301,365	270,100	11.6%	312,067	311,809	0.1%
Total Adj. EBITDA	375,549	340,212	10.4%	369,889	326,807	13.2%
Total Adj. EBITDA margin	38.0%	37.4%		37.9%	37.4%
Operating Income Margin	18.9%	18.1%		14.0%	17.8%
Net Income attributable to La Quinta Holdings’ stockholders	56,872	40,255	41.3%	(337,297)	3,976	NM (2)
Earnings per share – basic and diluted	0.45	0.33	36.4%	(2.67)	0.03	NM (2)
Adjusted Net Income				37,100	3,976	NM (2)

(1)	Please see the schedules to this press release for an explanation of the basis of the pro forma presentation and reconciliation of the pro forma financial information and adjusted results of operations. Pro forma information excludes adjustments that are not expected to have a continuing effect on the company, and adjusted information is adjusted for certain special items, in each case as discussed in the schedules attached to this press release. Pro Forma Segment Adjusted EBITDA reflects intercompany fees charged to our owned hotels under new agreements entered into at the time of the IPO as if these fees had been in place for all periods presented.
(2)	Changes in terms of percentage is not meaningful

Comparable hotel statistics	Three months ended December 31, 2014	Variance three months ended December 31, 2014 vs. 2013	Year ended December 31, 2014	Variance year ended December 31, 2014 vs. 2013
Owned Hotels
Occupancy	62.8%	328 bps	66.5%	199 bps
ADR	$75.88	2.8%	$78.81	4.6%
RevPAR	$47.68	8.5%	$52.40	7.9%
Franchised Hotels
Occupancy	63.1%	255 bps	67.3%	248 bps
ADR	$85.47	4.0%	$88.33	4.1%
RevPAR	$53.97	8.4%	$59.41	8.1%

Comparable hotel statistics	Three months ended December 31, 2014	Variance three months ended December 31, 2014 vs. 2013	Year ended December 31, 2014	Variance year ended December 31, 2014 vs. 2013
System-wide
Occupancy	63.0%	296 bps	66.8%	220 bps
ADR	$80.10	3.3%	$83.02	4.4%
RevPAR	$50.44	8.4%	$55.48	8.0%

Development

Over the last twelve months, the Company opened 45 franchise hotels representing over 4,000 rooms (37 hotels and approximately 3,100 rooms on a net basis), grew its franchise base 8% and increased its pipeline 11%. During the fourth quarter, the Company opened 14 franchised hotels with approximately 1,050 rooms (13 hotels and approximately 950 rooms on a net basis). As of December 31, 2014, the Company had a pipeline of 207 franchised hotels, totaling over 17,000 rooms, to be located in the United States, Mexico, Canada, Colombia, Honduras, Nicaragua, and Guatemala, representing significant embedded growth opportunity for the system.

The Company’s system-wide portfolio, as of December 31, 2014, consisted of 867 hotels representing approximately 86,500 rooms located predominantly across 47 U.S. states, as well as in Canada and Mexico. This portfolio includes 353 owned and operated hotels and 514 franchised hotels.

	December 31, 2014		December 31, 2013
	# of hotels	# of rooms	# of hotels	# of rooms
Owned(1)	352	44,800	342	43,500
Joint Venture	1	200	1	200
Previously Managed Hotels(2)	—	—	14	1,700
Franchised	514	41,500	477	38,300

Totals	867	86,500	834	83,700

(1)	For December 31, 2013, Owned hotels includes 4 hotels designated as assets held for sale, all of which have been sold as of December 31, 2014.
(2)	At the time of the IPO, April 14, 2014, we acquired the Previously Managed Hotels; as such they are included in Owned hotels as of December 31, 2014.

Balance Sheet and Liquidity

During the fourth quarter, the Company made a voluntary prepayment of $40.0 million on its senior secured term loan facility, bringing the total voluntary prepayments in 2014 to $195.0 million. As of December 31, 2014, the Company had approximately $1.9 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap. Total cash and cash equivalents was $109.9 million as of December 31, 2014.

Outlook

Based upon management’s current estimates, the Company is introducing its guidance for full year 2015:

Guidance
RevPAR growth on a system-wide comparable hotel basis	5.5 percent to 7.0 percent

Adjusted EBITDA	$398 million to $410 million

Interest expense	Approximately $87 million

Franchise hotel openings	50 to 55

Weighted average shares of common stock outstanding	Approximately 131.7 million

Webcast and Conference Call

La Quinta Holdings Inc. will host a conference call to discuss fourth quarter and full year 2014 results on Tuesday, February 24, 2015 at 5:00 p.m. Eastern Time. Participants may listen to the live webcast by dialing (877) 407-3982, or (201) 493-6780 for international participants, or by logging onto the La Quinta Investor Relations website at www.lq.com/investorrelations. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time.

A replay of the call will be available from approximately 8 p.m. Eastern Time on February 24, 2015 through midnight Eastern Time on March 3, 2015. To access the replay, the domestic dial-in number is (877) 870-5176, the international dial-in number is (858) 384-5517, and the passcode is 13600176. The archive of the webcast will be available on the Company’s website for a limited time.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements, including the statements in the “Outlook” section of this press release. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in our prospectus dated November 19, 2014, filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) of the Securities Act on November 20, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

We refer to certain non-GAAP financial measures in this press release including Adjusted EBITDA, Adjusted EBITDA margins, Segment Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings Per Share. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About La Quinta Holdings Inc.

La Quinta Holdings Inc. (LQ) is a leading owner, operator and franchisor of select-service hotels primarily serving the upper-midscale and midscale segments. The Company’s owned and franchised portfolio consists of more than 850 La Quinta Inn & Suites™ and La Quinta Inn™ branded hotels representing more than 86,000 rooms located in 47 states, as well as Canada and Mexico. La Quinta’s team is committed to providing guests with a refreshing and engaging experience. For more information, please visit: www.LQ.com.

From time to time, La Quinta may use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely accessible through and posted on our website at www.lq.com/investorrelations. In addition, you may automatically receive email alerts and other information about La Quinta when you enroll your email address by visiting the Email Notification section at www.lq.com/investorrelations.

Contacts:

Investor Relations

214-492-6896

investor.relations@laquinta.com

Media:

Phil Denning & Jason Chudoba

203-682-8200

Phil.Denning@icrinc.com

Jason.Chudoba@icrinc.com

LA QUINTA HOLDINGS INC.

EARNINGS RELEASE SCHEDULES

LA QUINTA HOLDINGS INC.

HISTORICAL STATEMENTS OF OPERATIONS

(unaudited, in thousands)

	Three months ended December 31,		Year ended December 31,
	2014	2013	2014	2013
Revenues:
Room revenues	$197,022	$172,405	$846,203	$757,699
Franchise and other fee-based revenues	21,503	19,334	89,718	79,180
Other hotel revenues	4,727	4,299	19,536	17,949

	223,252	196,038	955,457	854,828
Brand marketing fund revenues from franchise and managed properties	4,970	4,471	21,481	19,065

Total revenues	228,222	200,509	976,938	873,893
Operating expenses:
Direct lodging expenses	93,275	80,307	378,705	344,515
Depreciation and amortization	43,197	41,383	173,145	164,077
General and administrative expenses	41,773	25,070	142,636	74,794
Other lodging and operating expenses	10,860	16,402	56,984	56,068
Marketing, promotional and other advertising expenses	11,991	4,967	62,161	59,193
Impairment loss	—	—	5,157	—

	201,096	168,129	818,788	698,647
Brand marketing fund expenses from franchise and managed properties	4,970	4,471	21,481	19,065

Total operating expenses	206,066	172,600	840,269	717,712

Operating income	22,156	27,909	136,669	156,181
Other income (expenses):
Interest expense, net	(23,685)	(37,869)	(120,945)	(148,615)
Loss on extinguishment of debt, net	—	—	(2,030)	—
Other income (loss)	4,357	(9)	3,261	1,048

Total other income (expenses)	(19,328)	(37,878)	(119,714)	(147,567)
Income (loss) from continuing operations before income taxes	2,828	(9,969)	16,955	8,614
Income tax provision	(6,945)	(1,072)	(28,805)	(3,598)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	(321,054)	—

Net Income (Loss) from continuing operations, net of tax	(4,117)	(11,041)	(332,904)	5,016
Income (Loss) on discontinued operations, net of tax	—	3,808	(503)	(2,495)

Net income (loss)	(4,117)	(7,233)	(333,407)	2,521
(Income) loss from noncontrolling interests in continuing operations, net of tax	(76)	2,561	(3,890)	1,455
(Income) loss from noncontrolling interests in discontinued operations, net of tax	—	—	—	—

Net (income) loss attributable to noncontrolling interests	(76)	2,561	(3,890)	1,455
Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	(4,193)	(8,480)	(336,794)	6,471
Income (loss) from discontinued operations, net of tax	—	3,808	(503)	(2,495)

Net income (loss) attributable to La Quinta Holdings’ stockholders	$(4,193)	$(4,672)	$(337,297)	$3,976

RECONCILIATIONS

Prior to the IPO, the Company’s business was conducted, and the Company’s hotel properties were owned, through multiple entities including (i) the “La Quinta Predecessor Entities” which were entities under common control or otherwise consolidated for financial reporting purposes, and their consolidated subsidiaries and (ii) entities that owned 14 hotels (the “Previously Managed Portfolio”) managed by the La Quinta Predecessor Entities. In connection with the IPO, among other transactions, (i) the La Quinta Predecessor Entities were contributed to the Company, (ii) the La Quinta Predecessor Entities purchased the Previously Managed Portfolio, and (iii) the Company effected the refinancing transactions described below (together with the IPO, the “IPO Transactions”).

The unaudited pro forma financial data for the three months and years ended December 31, 2014 and 2013 are presented as if the IPO Transactions all had occurred on January 1, 2013 for the purposes of the unaudited pro forma combined statements of operations. The unaudited pro forma combined financial information excludes adjustments that are not expected to have a continuing effect on the Company. Excluded adjustments include the initial income tax impact of the La Quinta Predecessor Entities and the Previously Managed Portfolio being owned by a “C” corporation, gains and losses related to the debt financing transactions, and the impact of the issuance of vested and unvested restricted stock at the time of the IPO related to long term incentives, as well as the impact of discontinued operations. Accordingly, the unaudited pro forma financial data is not necessarily indicative of our financial position or results of operations had the transactions described above for which we are giving pro forma effect actually occurred on the dates indicated.

The tables below provide a reconciliation of the pro forma financial information, including segment information, for the Company to the Company’s historical information, a reconciliation of Adjusted EBITDA to Net Income, both on a pro forma and historical basis, and a reconciliation of Adjusted Net Income and Adjusted Earnings Per Share to Net Income and Earnings Per Share. We believe this financial information provides meaningful supplemental information because it reflects the combined business of the La Quinta Predecessor Entities and the Previously Managed Portfolio and the ongoing effects of the other IPO Transactions. We further believe the presentation of Adjusted Net Income and Adjusted Earnings Per Share provides meaningful information because it excludes the impact of certain items that are not expected to have an ongoing effect on our operations. This represents how management views the business and reviews our operating performance. It is also used by management when publicly providing the business outlook. See the definitions of “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income” and “Adjusted Earnings Per Share” for a further explanation of the use of these measures.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2014			Three months ended December 31, 2013
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$197,022	$—	$197,022	$172,405	$9,167	$181,572
Franchise and other fee-based revenues	21,503	—	21,503	19,334	(546)	18,788
Other hotel revenues	4,727	—	4,727	4,299	115	4,414

	223,252	—	223,252	196,038	8,736	204,774
Brand marketing fund revenues from franchise and managed properties	4,970	—	4,970	4,471	(229)	4,242

Total revenues	228,222	—	228,222	200,509	8,507	209,016
Operating expenses:
Direct lodging expenses	93,275	—	93,275	80,307	4,127	84,434
Depreciation and amortization	43,197	(448)	42,749	41,383	33	41,416
General and administrative expenses	41,773	(14,489)	27,284	25,070	145	25,215
Other lodging and operating expenses	10,860	—	10,860	16,402	1,849	18,251
Marketing, promotional and other advertising expenses	11,991	—	11,991	4,967	—	4,967

	201,096	(14,937)	186,159	168,129	6,154	174,283
Brand marketing fund expenses from franchise and managed properties	4,970	—	4,970	4,471	(229)	4,242

Total operating expenses	206,066	(14,937)	191,129	172,600	5,925	178,525

Operating income	22,156	14,937	37,093	27,909	2,582	30,491
Other income (expenses):
Interest expense, net	(23,685)	256	(23,429)	(37,869)	13,637	(24,232)
Other income (loss)	4,357	—	4,357	(9)	—	(9)

Total other income (expenses)	(19,328)	256	(19,072)	(37,878)	13,637	(24,241)
Income (loss) from continuing operations before income taxes	2,828	15,193	18,021	(9,969)	16,219	6,250
Income tax provision	(6,945)	(264)	(7,209)	(1,072)	(1,428)	(2,500)

Income (loss) from continuing operations, net of tax	(4,117)	14,929	10,812	(11,041)	14,791	3,750
Net income (loss)(1)	(4,117)	14,929	10,812	(11,041)	14,791	3,750
(Income) loss from noncontrolling interests in continuing operations, net of tax	(76)	—	(76)	2,561	(2,655)	(94)

Net (income) loss attributable to noncontrolling interests(1)	(76)	—	(76)	2,561	(2,655)	(94)

Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	(4,193)	14,929	10,736	(8,480)	12,136	3,656

Net income (loss) attributable to La Quinta Holdings’ stockholders(1)	$(4,193)	$14,929	$10,736	$(8,480)	$12,136	$3,656

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented. Refer to the Historical Statements of Operations on page 8.

PRO FORMA FINANCIAL INFORMATION AND NET INCOME RECONCILIATION

(unaudited, in thousands)

	Year ended December 31, 2014			Year ended December 31, 2013
	Historical	Adjustments	Pro Forma	Historical	Adjustments	Pro Forma
Revenues:
Room revenues	$846,203	$12,814	$859,017	$757,699	$38,318	$796,017
Franchise and other fee-based revenues	89,718	(732)	88,986	79,180	(2,284)	76,896
Other hotel revenues	19,536	159	19,695	17,949	464	18,413

	955,457	12,241	967,698	854,828	36,498	891,326
Brand marketing fund revenues from franchise and managed properties	21,481	(321)	21,160	19,065	(958)	18,107

Total revenues	976,938	11,920	988,858	873,893	35,540	909,433
Operating expenses:
Direct lodging expenses	378,705	5,832	384,537	344,515	19,011	363,526
Depreciation and amortization	173,145	1,125	174,270	164,077	4,845	168,922
General and administrative expenses	142,636	(46,106)	96,530	74,794	51	74,845
Other lodging and operating expenses	56,984	944	57,928	56,068	3,933	60,001
Marketing, promotional and other advertising expenses	62,161	—	62,161	59,193	—	59,193
Impairment loss	5,157	—	5,157	—	—	—

	818,788	(38,205)	780,583	698,647	27,840	726,487
Brand marketing fund expenses from franchise and managed properties	21,481	(321)	21,160	19,065	(958)	18,107

Total operating expenses	840,269	(38,526)	801,743	717,712	26,882	744,594

Operating income	136,669	50,446	187,115	156,181	8,658	164,839
Other income (expenses):
Interest expense, net	(120,945)	26,024	(94,921)	(148,615)	50,482	(98,133)
Loss on extinguishment of debt, net	(2,030)	2,030	—	—	—	—
Other income (loss)	3,261	—	3,261	1,048	—	1,048

Total other income (expenses)	(119,714)	28,054	(91,660)	(147,567)	50,482	(97,085)
Income from continuing operations before income taxes	16,955	78,500	95,455	8,614	59,140	67,754
Income tax provision	(28,805)	(9,377)	(38,182)	(3,598)	(23,504)	(27,102)
Recognition of net deferred tax liabilities upon C-corporation conversion	(321,054)	321,054	—	—	—	—

Income (loss) from continuing operations, net of tax	(332,904)	390,177	57,273	5,016	35,636	40,652
Net income (loss)(1)	(332,904)	390,177	57,273	5,016	35,636	40,652
(Income) loss from noncontrolling interests in continuing operations, net of tax	(3,890)	3,489	(401)	1,455	(1,852)	(397)

Net (income) loss attributable to noncontrolling interests(1)	(3,890)	3,489	(401)	1,455	(1,852)	(397)

Amounts attributable to La Quinta Holdings’ stockholders
Income (loss) from continuing operations, net of tax	(336,794)	393,666	56,872	6,471	33,784	40,255

Net income (loss) attributable to La Quinta Holdings’ stockholders(1)	$(336,794)	$393,666	$56,872	$6,471	$33,784	$40,255

(1)	Excludes the impact of the Company’s discontinued operations on a historical and pro forma basis for the periods presented. Refer to the Historical Statements of Operations on page 8.

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Three months	Three months	Three months	Three months
	ended	ended	ended	ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$37,093	$30,491	$22,156	$27,909
Interest expense, net	(23,429)	(24,232)	(23,685)	(37,869)
Other income (loss)	4,357	(9)	4,357	(9)
Income tax provision	(7,209)	(2,500)	(6,945)	(1,072)
Income from noncontrolling interest	(76)	(94)	(76)	2,561
Income on discontinued operations, net of tax	—	—	—	3,808

Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	10,736	3,656	(4,193)	(4,672)

Interest expense	23,438	24,270	23,694	37,898
Income tax provision	7,209	2,500	6,945	1,092
Depreciation and amortization	42,978	41,716	43,426	41,690
Non-controlling interest	76	94	76	(2,561)

EBITDA	84,437	72,236	69,948	73,447

Fixed asset impairment gain	—	—	—	(380)
Income from discontinued operations	—	—	—	(216)
Gain on sale from discontinued operations	—	—	—	(3,020)
Loss on retirement of assets	177	630	177	312
Gain related to casualty disasters	(5,666)	(402)	(5,666)	786
Equity based compensation	3,815	—	18,304	—
Other (gains) losses, net	(3,133)	4,320	(3,133)	(337)

Adjusted EBITDA	$79,630	$76,784	$79,630	$70,592

PRO FORMA AND HISTORICAL ADJUSTED EBITDA NON-GAAP RECONCILIATION

(unaudited, in thousands)

	Pro forma		Historical
	Year	Year	Year	Year
	ended	ended	ended	ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Operating income	$187,115	$164,839	$136,669	$156,181
Interest expense, net	(94,921)	(98,133)	(120,945)	(148,615)
Other income	3,261	1,048	3,261	1,048
Loss on extinguishment of debt, net	—	—	(2,030)	—
Income tax provision	(38,182)	(27,102)	(28,805)	(3,598)
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	(321,054)	—
Income from noncontrolling interest	(401)	(397)	(3,890)	1,455
Loss on discontinued operations, net of tax	—	—	(503)	(2,495)

Net Income (Loss) Attributable to La Quinta Holdings’ stockholders	56,872	40,255	(337,297)	3,976

Interest expense	94,970	98,329	120,994	148,806
Income tax provision	38,182	27,102	28,805	3,665
Recognition of net deferred tax liabilities upon C-corporation conversion	—	—	321,054	—
Depreciation and amortization	175,262	170,205	174,137	170,401
Non-controlling interest	401	397	3,890	(1,455)

EBITDA	365,687	336,288	311,583	325,393

Fixed asset impairment loss	5,157	—	5,308	19,533
(Income) loss from discontinued operations	—	—	377	(8,636)
Gain on sale from discontinued operations	—	—	—	(10,714)
Loss on retirement of assets	177	680	177	359
Gain related to casualty disasters	(6,764)	(1,926)	(6,772)	(1,825)
Loss on extinguishment of debt, net	—	—	2,030	—
Equity based compensation	11,850	—	58,007	—
Other (gains) losses, net	(558)	5,170	(821)	2,697

Adjusted EBITDA	$375,549	$340,212	$369,889	$326,807

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Three months ended December 31, 2014			Three months ended December 31, 2013
	Historical	Adjustments	Pro Forma	Historical	Adjustments(1)	Pro Forma
Revenues:
Owned hotels	$202,497	$—	$202,497	$177,394	$8,592	$185,986
Franchise and management	25,025	—	25,025	13,310	9,048	22,358

Segment revenues	227,522	—	227,522	190,704	17,640	208,344
Other fee-based revenues from franchise and managed properties	4,970	—	4,970	4,471	(229)	4,242
Corporate and other	28,751	—	28,751	22,753	3,631	26,384
Intersegment elimination	(33,021)	—	(33,021)	(17,419)	(12,535)	(29,954)

Total revenues	$228,222	$—	$228,222	$200,509	$8,507	$209,016

Adjusted EBITDA:
Owned hotels	$62,841	$—	$62,841	$65,638	$(6,487)	$59,151
Franchise and management	25,025	—	25,025	13,310	9,048	22,358

Segment Adjusted EBITDA	87,866	—	87,866	78,948	2,561	81,509
Corporate and other	(8,236)	—	(8,236)	(8,356)	3,631	(4,725)

Total Adjusted EBITDA	$79,630	$—	$79,630	$70,592	$6,192	$76,784

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2013; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2013. On a historical basis, prior to April 14, 2014, we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also include a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

PRO FORMA AND HISTORICAL SEGMENT REVENUES AND ADJUSTED EBITDA RECONCILIATION

(unaudited, in thousands)

	Year ended December 31, 2014			Year ended December 31, 2013
	Historical	Adjustments(1)	Pro Forma	Historical	Adjustments(1)	Pro Forma
Revenues:
Owned hotels	$870,061	$10,929	$880,990	$778,898	$35,532	$814,430
Franchise and management	94,002	11,729	105,731	55,542	39,194	94,736

Segment revenues	964,063	22,658	986,721	834,440	74,726	909,166
Other fee-based revenues from franchise and managed properties	21,481	(321)	21,160	19,065	(958)	18,107
Corporate and other	116,805	4,633	121,438	97,177	15,920	113,097
Intersegment elimination	(125,411)	(15,050)	(140,461)	(76,789)	(54,148)	(130,937)

Total revenues	$976,938	$11,920	$988,858	$873,893	$35,540	$909,433

Adjusted EBITDA:
Owned hotels	$312,067	$(10,702)	$301,365	$311,809	$(41,709)	$270,100
Franchise and management	94,002	11,729	105,731	55,542	39,194	94,736

Segment Adjusted EBITDA	406,069	1,027	407,096	367,351	(2,515)	364,836
Corporate and other	(36,180)	4,633	(31,547)	(40,544)	15,920	(24,624)

Total Adjusted EBITDA	$369,889	$5,660	$375,549	$326,807	$13,405	$340,212

(1)	Adjustments include (i) reflection of the results of operations of the 14 previously managed hotels which were acquired in connection with the IPO as if the acquisition had occurred on January 1, 2013; and (ii) reflection of franchise and management fees that we charge our owned hotels as if the rates put in place pursuant to new agreements dated April 14, 2014 had been in effect beginning on January 1, 2013. On a historical basis, prior to April 14, 2014 we charged aggregate fees of 2.0% (0.33% license fees for trademark rights and 1.67% management fee for management services) to our owned hotels. Effective April 14, 2014, we terminated the existing franchise and management agreements with our owned hotels and entered into new agreements, which provide for a franchise fee of 4.5% of gross room revenues and a management fee of 2.5% of total hotel revenues, which are reflected as revenue in the franchise and management segment. The agreements we entered into with our owned hotels upon effectiveness of the IPO also include a reservations fee of 2.0% of gross room revenues, which is reflected as revenue in corporate and other after April 14, 2014.

PRO FORMA ADJUSTED EBITDA NON-GAAP RECONCILIATION

OUTLOOK: FORECASTED 2015

(unaudited, in thousands)

	Year Ended December 31, 2015
	Low Case	High Case
Net income Attributable to La Quinta Holdings’ stockholders(1)	$71,478	$78,678
Interest expense(2)	87,000	87,000
Income tax provision	47,652	52,452
Depreciation and amortization	177,600	177,600
Non-controlling interest	420	420

EBITDA	384,150	396,150
Share based compensation expense(3)	13,850	13,850

Adjusted EBITDA	$398,000	$410,000

(1)	This table provides a reconciliation of forward-looking forecasted Adjusted EBITDA to net income attributable to La Quinta Holdings’ stockholders before an adjustment for a certain portion of our share based compensation which reflects the exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vest within one year of the IPO.
(2)	Includes interest expense for $1.9 billion of outstanding indebtedness with a weighted average interest rate of approximately 4.5%, including the impact of an interest rate swap, commitment fees for the undrawn balance of our revolving credit facility, and amortization of deferred financing costs.
(3)	Reflects share based compensation expense other than compensation expense related to exchange of ownership units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock.

ADJUSTED NET INCOME AND

PRO FORMA AND ADJUSTED EARNINGS PER SHARE

NON-GAAP RECONCILIATION

(unaudited, in thousands, except per share data)

	Historical three months ended December 31, 2014	Pro forma three months ended December 31, 2014	Historical three months ended December 31, 2013	Pro forma three months ended December 31, 2013
Net Income Attributable to La Quinta Holdings’ stockholders(1)	$(4,193)	$10,736	$(4,672)	$3,656

Equity-based compensation(2)	14,489	—	—	—

Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$10,296	$10,736	$(4,672)	$3,656

Weighted average common shares outstanding, basic	127,978	127,978	121,996	121,996
Weighted average common shares outstanding, diluted	129,379	129,379	121,996	121,996
Earnings per share, basic and diluted	$(0.03)	$0.08	$(0.04)	$0.03
Adjusted Earnings per share, basic and diluted	$0.08		$(0.04)

(1)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented
(2)	Share based compensation adjustment, which reflects the expense relating to exchanged Units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vest within one year of the IPO.

	Historical year ended December 31, 2014	Pro forma year ended December 31, 2014	Historical year ended December 31, 2013	Pro forma year ended December 31, 2013
Net Income (Loss) Attributable to La Quinta Holdings’ stockholders(1)	$(337,297)	$56,872	$3,976	$40,255

Recognition of net deferred tax liabilities upon C-corporation conversion(2)	321,054	—	—	—
Equity-based compensation(3)	46,156	—	—	—
Impairment loss	5,157	—	—	—
Loss on extinguishment of debt	2,030	—	—	—

Adjusted Net Income Attributable to La Quinta Holdings’ stockholders	$37,100	$56,872	$3,976	$40,255

Weighted average common shares outstanding, basic	126,156	126,156	121,996	121,996
Weighted average common shares outstanding, diluted	126,964	126,964	121,996	121,996
Earnings per share, basic and diluted	$(2.67)	$0.45	$0.03	$0.33
Adjusted Earnings per share, basic and diluted	$0.29		$0.03

(1)	Includes the impact of the Company’s discontinued operations on a historical basis for the periods presented.
(2)	One-time net tax expense, which reflects the establishment of a net deferred tax liability associated with the La Quinta Predecessor Entities becoming owned by La Quinta Holdings Inc., a “C” corporation for income tax purposes.
(3)	Share based compensation adjustment, which reflects the expense relating to exchanged Units that were outstanding under our long-term cash incentive plan at the time of our IPO for shares of La Quinta Holdings Inc. common stock, 100% of which vest within one year of the IPO.

LA QUINTA HOLDINGS INC.

DEFINED TERMS

“EBITDA” and “Adjusted EBITDA.” Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is a commonly used measure in many industries. We adjust EBITDA when evaluating our performance because we believe that the adjustment for certain items, such as restructuring and acquisition transaction expenses, impairment charges related to long-lived assets, non-cash equity-based compensation, discontinued operations, and other items not indicative of ongoing operating performance, including other items relating to the IPO Transactions, provides useful supplemental information to management and investors regarding our ongoing operating performance. We believe that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors, lenders and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.

EBITDA and Adjusted EBITDA are not recognized terms under GAAP, have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•	EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•	EBITDA and Adjusted EBITDA do not reflect the impact on earnings or changes resulting from matters that we consider not to be indicative of our future operations;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•	other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

“Adjusted Net Income” and “Adjusted Earnings Per Share” are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss), earnings per share, or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company’s definitions of Adjusted Net Income and Adjusted Earnings Per Share may not be comparable to similarly titled measures of other companies.

Adjusted Net Income and Adjusted Earnings Per Share are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company’s ongoing operations.

“ADR” or “average daily rate” means hotel room revenues divided by total number of rooms sold in a given period.

“comparable hotels” means hotels that: (i) were active and operating in our system for at least one full calendar year as of the end of the applicable period and were active and operating as of January 1st of the previous year; and (ii) have not sustained substantial property damage or business interruption or for which comparable results are not available. Management uses comparable hotels as the basis upon which to evaluate ADR, occupancy, RevPAR and RevPAR Index on a system-wide basis and for each of our reportable segments.

“occupancy” means the total number of rooms sold in a given period divided by the total number of rooms available at a hotel or group of hotels.

“RevPAR” or “revenue per available room” means the product of the ADR charged and the average daily occupancy achieved.

“RevPAR Index” measures a hotel’s fair market share of its competitive set’s revenue per available room.

“system-wide” refers collectively to our owned, franchised and managed hotel portfolios.